Exhibit 10.22

FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMERCIAL MULTI-TENANT LEASE - GROSS

THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMERCIAL MULTI-TENANT LEASE - GROSS is made and entered into at Santa Maria, California on the 10 day of September, 2020, by and between Columbia Business Center Partners L.P., a California limited partnership (“Lessor”), and BWSC, LLC, a California limited liability company DBA WINC (“Lessee”), with reference to the following facts:

A. CBC Joint Venture Partners, a California general partnership (“JV”), and Lessee executed that certain Standard Industrial/Commercial Multi-Tenant Lease - Gross, dated May 15, 2019, for reference purposes only, regarding that certain Premises, located at 860 E. Stowell Road, Santa Maria, CA 93454 (the “Lease”);

B. At the time of execution of the Lease, it was anticipated by Lessor that by the time the Lease Term commenced, the subject Premises would be transferred by Lessor to JV and that JV would be the “Lessor” under the Lease;

C. The subject Premises was not transferred to JV;

D. Lessor desires to formally ratify, reaffirm and adopt the Lease;

E. Lessee has requested additional space and Lessor is willing to Lease Lessee additional space such that the “Premises” shall become that certain Premises consisting of 31,310 SF, as depicted on Exhibit A attached hereto and incorporated herein by this reference.

NOW, THEREFORE, in consideration of the premises, promises and covenants herein contained, the parties agree as follows:

1.	Except as to those capitalized terms specifically defined herein, all capitalized terms shall be as provided in the Lease.

2.	JV hereby quitclaims and assigns to Lessor any and all remaining interests in the Lease which JV has as of this date, and Lessor hereby ratifies, affirms and adopts the Lease, as amended by this First Amendment.

a.	The parties agree that Lessor shall for purposes be substituted as “Lessor” under the Lease effective as of the Commencement Date.

b.	Lessor shall indemnify, defend and hold JV free and harmless from all loss, cost, damage, liability or expense related to any claim arising out of the allegation that JV was “Lessor” under the Lease.

3.	Effective August 31, 2020, the Premises shall consist of the space which is 31,310 SF in size and is as designated on Exhibit A attached hereto. The parties acknowledge and agree that the formal address of the Premises as assigned by the City of Santa Maria, California is 860 E. Stowell Road, Santa Maria, CA 93454.

4.	Effective September 1, 2020, the Base Rent shall be Nineteen Thousand Four Hundred Twelve and 00/100 Dollars ($19,412) per month. The Base Rent shall be adjusted as provided for in Paragraph 6.

5.	The Lease Term shall hereby be extended from May 31, 2021, to December 31, 2021.

6.	Effective June 1, 2021, the Base Rent shall be increased by Three Percent (3%), such that the new Base Rent will be Nineteen Thousand Nine Hundred Ninety-Four and 00/100 Dollars ($19,994) per month.

7.	Except as specifically modified hereunder the Lease remains unmodified and in full force and effect.

ENTERED INTO at Santa Maria, California, effective on the date first above written.

“LESSOR”		“LESSEE”

Columbia Business Center Partners L.P.,		BWSC, LLC, a California
A California limited partnership		limited liability company DBA WINC

By:	Columbia Business Center, Inc.	By:	/s/ Matthew Thelen
A California corporation
		Name:	Matthew Thelen
By:	/s/ Robin L. Rossi
	Robin L. Rossi, President	Title:	General Counsel

“JV”

CBC Joint Venture Partners,
a California general partnership

By:	Columbia Business Center Partners L.P.,
A California limited partnership

	By:	Columbia Business Center, Inc.
A California corporation

	By:	/s/ Robin L. Rossi
Robin L. Rossi, President

By:	Covelop Holding, LLC
A California limited-liability company

	By:	/s/ Damien Mavis
Damien Mavis, Manager